Property Lease Agreement

Landlord (Party A): Shenzhen Jin Tong Hai Enterprises Ltd.
Address:
Postal Code:
Authorized Agent: Chen Xue Feng
Address:
Postal Code:

Tenant (Party B): Shenzhen Fuqi Jewelry Co., Ltd.
Address:
Postal Code:
Business License No.:
Authorized Agent:
Address:
Postal Code:

Governing by the “Contract Laws of Peoples’ Republic of China” ,“Municipal Property Management Regulation of Peoples’ Republic of China”, “Lease Property Rules of Shenzhen Special Economic Zone” and other relevant executive rulings, Party A and Party B have mutually negotiated and entered into this agreement:

1.	Party A leases the property located at 4/F., Block One, Shi Hua Industrial Park, Luo Hu District (the “Property”) to Party B. Area of Property is 3,000 squared meters in a six storey building.

Beneficiary of Property: Shenzhen Jin Tong Hai Enterprises Ltd.;

Property Ownership Certificate number or other title documents reference: (2003) [Chinese character] 177;

2.	Property lease rental is calculated on a monthly unit rate of the RMB Yuan 25 per squared meter (said Twenty-Five Yuan) at a total of RMB Yuan 75,000 per month (said Seventy-Five Thousand Yuan).

3.	Party B should pay the rental for the first month of RMB Yuan 75,000 (said Seventy-Five Thousand Yuan) on or before May 12, 2005.

4.	Party should pay the lease rental to Party A on or before the 3rd day each month. And Party A should issue a tax receipt for the rental received.

5.	Lease term: From July 1, 2005 to June 30, 2010.

The term could not exceed the term of Land Use Right and any period beyond the Right is void. Both parties could mutually agree on the possible damage and loss for the void term. If there is not a mutual agreement, Party A is liable for all damages and losses arising from the void term.

6.
The legislated scope of property usage of the Property is Plant and Office. If Party B needs to change the property usage, Party B must notify Party A in written form and must seek the approval of the change from relevant regulatory bodies.

7.	Party A must make the Property available for Party B on or before May 25, 2005 with proper handover procedures.

If Party A could not make the Property available to Party B on the abovementioned date, Party B is entitled to deferred the term of this Agreement accordingly and both parties must duly signed and registered with relevant regulatory bodies the deferral.

8.	At the time of handover, both parties must confirm the conditions and fixtures of the Property and attach such a confirmation as the supplement of this Agreement.

9.	At the time of handover, Party A would receive a rental deposit not exceeding the amount of rental for three months, which is amounting to RMB Yuan 150,000 (said One Hundred and Fifty Thousand Yuan).

Party A should issue a receipt upon the payment of the deposit.

The conditions for returning the deposit:

a.	The Property is in a good condition without any damage.

b.	The Property is not sub-leased to a third party.

c.	No breach of any terms in this Agreement.

If the following conditions may appear, Party A has the right to hold the deposit for damages:

a.	Major damage to the Property.

b.	Sub-leased the Property to a third party without the consent of Party A.

c.	Modify the structure of the Property without the consent of Party A.

10.
During the period of lease term, Party should pay all taxes, levies arising from the lease and lease management fees; Party B should pay all utilities, cleaning, property management fees and relevant expenditures arising from the use of the Property.

11.
Party A guarantee the Property and its facilities can serve the purpose of this Agreement and guarantee the safety of Property structure is in compliance with all relevant laws, regulations and rulings.

Party B could claim for damages arising from the breach of this provision by Party A.

12.
Party B must properly use the Property and must not conduct any criminal activities in the Property. Party A should not interfere the activities in the Property if Party B makes use of the Property in proper and legal manner.

13.
If, during the lease term and not by the fault of Party B, the Property may exist any damage which may affect the safety of the structure, Party B should notify Party A; and Party A must repair or authorize Party B to repair such damage without 5 (Five) days. If Party B has difficulty to notify Party A or Party A does not respond the notification of Party B, Party B may repair such damage on behalf of Party A by notifying relevant regulatory bodies.

In case of emergency, Party B may repair such damage immediately and notify Party A in reasonable time.

All reasonable costs related to the repairs by Party B should be reimbursed by Party A. In Party B does not repair such damage under emergency conditions and does notify Party A in time to repair such damage, Party B must be responsible for all extra repairing costs.

14.	If the cause of a structural damage is identified as the misuse of the Property by Party B, Party B must notify Party A in time and Party B is responsible for all repairing costs.

15.
If, during the term of the lease, either party may need to alter the structure of the Property, a separate agreement must be signed by both parties. And the modification is subject to the approval of relevant regulatory bodies.

16.
During the term of this lease, Party B may sublease all or part of the Property to a third party with written consent of Party A and proper registration to relevant regulatory bodies. The sublease term could not exceed the term of this lease.

17.
During the term of this lease, if Party A will transfer the whole or partial title of the Property, Party A should notify Party B in writing before one month of the transfer. With the same consideration, Party B has the first right to purchase the whole or partial of the Property.

If the Property is sold to a third party, Party A must notify the purchaser this lease must be continuously executed until the end of the lease term.

18.	During the term of this Agreement, this Agreement can be terminated under the following conditions:

a.	Force Majeure Events.

b.	Acts of governments

c.	Mutual agreement.

19.	Under the following conditions, Part A may claim damages, hold the rental deposit and receive a penalty of RMB Yuan 75,000 (said Seventy-Five Thousand Yuan) from Party B:

a. Monthly rental payment is overdue over 10 (Ten) days.

b. Party B conduct illegal acts in the Property.

c. Party B alters the structure and usage of the Property.

d. Party B breaches the provision under clause 14 of this Agreement.

e. Party B renovates the Property without the consent of Party A and approval from relevant regulatory bodies.

f. Party B subleases the Property to a third party without the consent of Party A.

Party A reserves the right to terminate or amend the conditions and provision of this Agreement if Party B violates any one of the above provision.

20.	Under the following conditions, Part B may claim damages, receive a penalty of RMB Yuan 75,000 (said Seventy-Five Thousand Yuan) from Party A:

a.	Party A delay the handover of the Property more than 10 (Ten) days.

b.	Party A breaches the provision in clause 13 of this Agreement.

c.	Without the consent of Party B and approval from relevant regulatory bodies, Party A alter the structure of the Property.

Party B reserves the right to terminate or amend the conditions and provision of this Agreement if Party A violates any one of the above provision.

During the period starting from Party B is notified for a compensation of damage to the time of receipt of such compensation, Party B do not need to pay any rental under this Agreement.

21.
Upon the expiry of this Agreement, Party B should remove from the Property within 5 (Five) days and resume the Property to the condition at the time handover. Party B should execute proper procedure to handover the Property to Party A.

22.
If Party B will extend this Agreement, Party B should notify Party A the request 3 (Three) months before the end of lease term. With the same terms from a third party, Party B has the first right to extend the lease. The new agreement should be registered with relevant regulatory bodies.

23.	Both parties agree to comply with provisions and conditions in this Agreement and agree to compensate the other party in case of breach.

24.	Both parties agree to supplement if there are provisions and conditions not covered in this Agreement.

25.
If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree to submit the dispute to binding and non-appealable arbitration in a venue located in Shenzhen, China in accordance with the rules of the American Arbitration Association (“AAA”). Any award rendered in arbitration may be enforced in any court of competent jurisdiction

26.	This Agreement is effective immediately upon signature by both parties. Each party shall register this Agreement with 10 (Ten) days to relevant governing regulatory bodies.

27.	The final interpretation of provisions and conditions of this Agreement is based on Chinese version.

28.	There are four copies of this Agreement. Party A and Party B will each hold 1 (One) copy and register 1 (One) to each governing regulatory bodies.

29.	Others:

1.	Party A cannot off set any of the rental deposit against any outstanding rental payments. Party B will wire the first month rental to Party A’s account on July 1, 2005.

2.	If Party B agrees to extend the lease upon expiry, Party A agrees to increase the rental for 5% per annum only.

3.	Party A has the responsibility to handle all property affairs with the property management office.

Signatures:
Party A:
(by authorized agent)

Party B:
(authorized signature)

Government Registry:

Date this: May 8, 2005